Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) has been prepared based on the historical audited and unaudited consolidated statements of operations of Newmont Corporation (“Newmont”) and Newcrest Mining Limited, a public Australian mining company limited by shares ("Newcrest"), as indicated below, after giving effect to the acquisition by Newmont, through its indirect wholly owned subsidiary, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares (“Newmont Sub”), of all ordinary shares of Newcrest (the “Transaction”). The unaudited pro forma financial information is intended to provide you with information about how the Transaction might have affected Newmont’s historical consolidated statement of operations.

The unaudited pro forma condensed combined statement of operations (“unaudited pro forma statement of operations”) for the year ended December 31, 2023 combines the historical audited consolidated statements of operations of Newmont for the corresponding period, with the respective historical audited and unaudited consolidated income statements of Newcrest, as derived from the audited and unaudited consolidated financial statements of Newcrest as indicated below, as if the Transaction had occurred on January 1, 2023.

The unaudited pro forma financial information does not include an unaudited pro forma condensed combined balance sheet as of December 31, 2023 as the Transaction was completed on November 6, 2023 and is reflected in Newmont's historical audited consolidated balance sheet as of December 31, 2023 included in Newmont's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024 (“Newmont’s 2023 annual report on Form 10-K”).

The unaudited pro forma financial information has been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial information;

•	the historical audited consolidated statement of operations of Newmont for the year ended December 31, 2023, included in Newmont’s 2023 annual report on Form 10-K;

•	the historical audited consolidated income statement of Newcrest for the fiscal year ended June 30, 2023, included as Annex B to Newmont’s definitive proxy statement on Schedule 14A filed with the SEC on September 5, 2023 in connection with the Transaction;

•	the historical unaudited consolidated income statement of Newcrest for the six months ended December 31, 2022, included in Newcrest’s Australian Securities Exchange (“ASX”) Appendix 4D and Financial Report as filed with the ASX on February 16, 2023; and

•	the historical unaudited consolidated income statement of Newcrest from July 1, 2023 to November 5, 2023, included in Note 3 to the unaudited pro forma financial information and accompanying notes thereto.

The unaudited pro forma financial information is presented using the acquisition method of accounting, as further described in Note 2, with Newmont as the acquirer of Newcrest. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of Newcrest based on their respective fair market values with any excess purchase price allocated to goodwill.

The unaudited pro forma financial information is presented for informational purposes only. The information has been adjusted to include estimated Transaction accounting adjustments, which reflect the application of the accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The information is not necessarily indicative of the results of operations that actually would have been achieved had the Transaction occurred as of the dates indicated herein, nor do they purport to project the future operating results of Newmont. The unaudited pro forma financial information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Transaction and, accordingly, do not attempt to predict or suggest future results of operations of Newmont.

Newmont Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

	Historical	Reclassified Historical	IFRS to U.S. GAAP and Accounting Policy		Accounting Transaction		Pro
in millions (U.S. dollars)	Newmont	Newcrest (Note 3)	Adjustments (Note 4)	(Note)	Adjustments (Note 5)	(Note)	Forma Combined
Sales	$11,812	$3,679	$(59)	4(a)	$—		$15,432

Costs and expenses:
Costs applicable to sales (1)	6,699	1,997	76	4(a)(c)(g)(i)(j)	(146)	5(a)	8,626
Depreciation and amortization	2,108	669	(128)	4(b)(c)(d)(g)(j)	39	5(a)(b)	2,688
Reclamation and remediation	1,533	14	—		—		1,547
Exploration	265	74	7	4(e)	—		346
Advanced projects, research and development	200	4	—		—		204
General and administrative	299	109	—		—		408
Impairment charges	1,891	—	—		—		1,891
Other expense, net (2)	517	96	2	4(a)	—		615
	13,512	2,963	(43)		(107)		16,325
Other income (expense):
Other income (loss), net	(88)	122	(21)	4(f)(h)	—		13
Interest expense, net of capitalized interest	(243)	(111)	—	4(j)	(68)	5(d)	(422)
	(331)	11	(21)		(68)		(409)
Income (loss) before income and mining tax and other items	(2,031)	727	(37)		39		(1,302)
Income and mining tax benefit (expense)	(526)	(228)	5	4(b)(c)(e)(g)(h)(i)	(10)	5(e)	(759)
Equity income (loss) of affiliates	63	12	31	4(f)	(30)	5(c)	76
Net income (loss) from continuing operations	(2,494)	511	(1)		(1)		(1,985)
Net loss (income) from continuing operations attributable to noncontrolling interests	(27)	—	—		—		(27)
Net income (loss) from continuing operations attributable to Newmont stockholders	$(2,521)	$511	$(1)		$(1)		$(2,012)

Basic loss per common share from continuing operations attributable to Newmont stockholders	$(3.00)						$(1.74)
Diluted loss per common share from continuing operations attributable to Newmont stockholders (3)	$(3.00)						$(1.74)

(1)	Excludes Depreciation and amortization and Reclamation and remediation.

(2)	Newmont Historical includes $464 of Newcrest transaction and integration costs.

(3)	Potentially dilutive shares were excluded in the computation of diluted loss per common share from continuing operations attributable to Newmont stockholders as they were antidilutive.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of the Transaction

On November 6, 2023 (the “Acquisition Date”), Newmont completed its acquisition of Newcrest, whereby Newmont, through Newmont Sub, acquired all of the ordinary shares of Newcrest in a fully stock transaction for total non-cash consideration of $13,549. Newcrest became a direct wholly owned subsidiary of Newmont Sub and an indirect wholly owned subsidiary of Newmont (such acquisition, the “Transaction”). Newmont continues to be traded on the New York Stock Exchange under the ticker NEM. Newmont is also listed on the Toronto Stock Exchange under the ticker NGT, on the Australian Securities Exchange under the ticker NEM, and on the Papua New Guinea Securities Exchange under the ticker NEM.

The Acquisition Date fair value of the consideration transferred consisted of the following:

(in millions, except share and per share data)	Shares	Per Share	Purchase Consideration
Stock Consideration
Shares of Newmont exchanged for Newcrest outstanding ordinary shares	357,691,627	$37.88	$13,549

Total Purchase Price			$13,549

2.	Basis of Presentation

The accompanying unaudited pro forma financial information presents the unaudited pro forma statement of operations of Newmont. Newmont prepares its consolidated statement of operations on the basis of a fiscal year ended December 31, 2023. The consolidated income statements of Newcrest have historically been prepared on a basis of a fiscal year ended June 30, 2023. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer's fiscal year end by more than 93 days, the acquired entity's income statement must be brought up within 93 days of the acquirer's fiscal year end. Financial information for Newcrest for the year ended December 31, 2023 has been derived for purposes of the preparation of the unaudited pro forma financial information. The unaudited pro forma statements of operations were prepared using:

•	the historical audited consolidated statement of operation of Newmont for the year ended December 31, 2023. This includes Newcrest’s results of operation from November 6, 2023 through December 31, 2023; and

•	Newcrest’s historical unaudited consolidated income statement representing its results of operations for the period beginning January 1, 2023, to ended November 5, 2023, (“the period prior to acquisition”). This was derived from Newcrest’s historical audited consolidated income statement for the fiscal year ended June 30, 2023, less its historical unaudited consolidated income statement for the six months ended December 31, 2022, plus its historical unaudited consolidated income statement from July 1, 2023 through November 5, 2023 (refer to Note 3).

The historical audited consolidated statement of operations of Newmont is prepared in accordance with U.S. GAAP and is reported in U.S. dollars. The historical audited and unaudited consolidated income statements of Newcrest are prepared in accordance with IFRS as issued by the IASB and are reported in U.S. dollars.

The unaudited pro forma statements of operations gives effect to the Transaction as if it had occurred on January 1, 2023.

The Transaction is accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP. Accordingly, the purchase price is allocated to the assets acquired and liabilities assumed, based on their estimated fair values as of the date of the Acquisition Date. As of the date of this filing, Newmont has not fully completed the analysis to assign fair values to all assets acquired and liabilities assumed, and therefore the purchase price allocation for Newcrest is preliminary. At December 31, 2023, remaining items to finalize included the fair value of materials and supplies inventories, property plant and mine development (including mineral interest), goodwill, reclamation and remediation liabilities, employee-related benefits, unrecognized tax benefits, and deferred income tax assets and liabilities. The preliminary purchase price allocation will be subject to further refinement as Newmont continues to refine its estimates and assumptions based on information available at the Acquisition Date. These refinements may result in material changes to the estimated fair value of assets acquired and liabilities assumed. The purchase price allocation adjustments can be made throughout the end of Newmont’s measurement period, which is not to exceed one year from the Acquisition Date. Refer to Item 8, Financial Statements and Supplementary Data, Note 3 of Newmont’s 2023 annual report on Form 10-K for information on the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the Acquisition Date.

Material adjustments have been made to reflect Newcrest’s historical audited and unaudited consolidated income statements on a U.S. GAAP basis for purposes of presenting the unaudited pro forma financial information and to align Newcrest’s historical significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP. These adjustments represent Newmont management’s best estimates and are based upon currently available information and certain assumptions that Newmont believes are reasonable under the circumstances.

The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Newmont had not fully completed the analysis to assign fair values to all assets acquired and liabilities assumed, and therefore the purchase price allocation for Newcrest is preliminary. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

3.	Newcrest Historical Financial Statements

Newcrest historical figures were derived from Newcrest’s historical audited and unaudited consolidated income statements as described above and are presented under IFRS and are in U.S. dollars. The historical figures reflect certain reclassifications of Newcrest’s consolidated income statements categories to conform to Newmont’s presentation in its consolidated statement of operations. In addition, material adjustments have been made to align Newcrest’s historical significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP.

The historical unaudited consolidated income statement of Newcrest derived as described in Note 2 is as follows:

Income Statement Information for the period ended November 5, 2023
	[A]	[B]	[C]	[A]-[B]+[C]
	Audited	Unaudited	Unaudited	Unaudited
(in millions)	Annual Report for year ended June 30, 2023	Half-year Financial Report for six months ended December 31, 2022	Interim Financial Information for the period July 1, 2023 - November 5, 2023	Historical for for the period ended November 5, 2023
Revenue	$4,508	$2,121	$1,292	$3,679
Cost of sales	(3,282)	(1,632)	(1,002)	(2,652)
Gross profit	1,226	489	290	1,027
Exploration expenses	(76)	(38)	(36)	(74)
Corporate administration expenses	(138)	(63)	(48)	(123)
Other income/(expenses)	141	72	(86)	(17)
Share of profit/(loss) of associates	19	—	(7)	12
Profit before interest and income tax	1,172	460	113	825
Finance income	41	20	18	39
Finance costs	(137)	(66)	(54)	(125)
Net finance costs	(96)	(46)	(36)	(86)
Profit before income tax	1,076	414	77	739
Income tax expense	(298)	(121)	(51)	(228)
Profit after income tax	$778	$293	$26	$511

The reclassifications are summarized below:

Income Statement Information for the period ended November 5, 2023
Newcrest Income Statement Line	Newcrest Historical Amount	Reclassifications		Newcrest Historical Reclassified Amount	Newmont Statement of Operations Line
(in millions)
Revenue	$3,679	$—		$3,679	Sales
Cost of sales	(2,652)	655	(1)	(1,997)	Costs applicable to sales
	—	(669	)(1)	(669)	Depreciation and amortization
	—	(14	)(2)	(14)	Reclamation and remediation
Exploration expenses	(74)	—		(74)	Exploration
	—	(4	)(3)	(4)	Advanced projects, research and development
Corporate administration expenses	(123)	14	(1)	(109)	General and administrative
Other income/(expenses)	(17)	(79	)(3)(4)	(96)	Other expense, net
Share of profit/(loss) of associates	12	(12	)(5)	—
Finance income	39	83	(4)	122	Other income (loss), net
Finance costs	(125)	14	(2)	(111)	Interest expense, net of capitalized
Income tax expense	(228)	—		(228)	Income and mining tax benefit (expense)
	—	12	(5)	12	Equity income (loss) of affiliates
Profit after income tax	$511	$—		$511	Net income from continuing operations

(1)	Represents a reclassification of Newcrest’s depreciation and amortization, historically included in Cost of sales and Corporate administration expenses, to Depreciation and amortization at Newmont.

(2)	Represents a reclassification of Newcrest’s accretion expense, historically included in Finance costs, to Reclamation and remediation at Newmont.

(3)	Represents a reclassification of Newcrest’s exploration, evaluation, and research and development expenses, historically included in Other income/(expenses), to Advanced projects, research and development at Newmont.

(4)	Represents a reclassification of Newcrest’s other income, historically included in Other income/(expenses), to Other income (loss), net at Newmont.

(5)	Represents a reclassification of Newcrest’s share of earnings from equity method investments, historically included in Share of profit/(loss) of associates, to Equity income (loss) of affiliates at Newmont.

4.	IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments

IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect Newcrest’s historical audited and unaudited consolidated income statement on a U.S. GAAP basis for the purposes of the unaudited pro forma statement of operations. In addition, material adjustments have also been made to align Newcrest’s significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP.

(a)	By-product versus co-product revenue accounting

Under Newmont’s accounting policy, a metal is considered a by-product when sales represent less than 10 percent and up to 20 percent of the total sales from all metals on a life of mine basis and revenue from by-product metal sales is recognized as a reduction to Cost applicable to sales. Additionally, mark-to-market impacts related to provisionally priced by-product sales are recognized in Cost applicable to sales, while mark-to-market impacts related to provisionally priced co-product sales are recognized in Sales.

Newcrest’s accounting policy was to recognize proceeds from sales of all metals in Sales and all mark-to-market impacts of provisionally priced sales within Other expense, net.

The following table reflects the impact of reclassifying sales for certain metals that are considered by-products metals by Newmont, and the reclassification of mark-to-market impacts of provisionally priced co-product sales from Other expense, net to Sales:

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Decrease to sales	$(59)
Decrease to cost applicable to sales	$(61)
Increase to other expense, net	$2

(b)	Impairment charges

Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under U.S. GAAP, an asset group is first tested for recoverability by determining if the carrying amount exceeded the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined not to be recoverable on an undiscounted basis, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.

Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of a cash generating unit’s carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.

The following table reflects the reversal of impairment expense recognized by Newcrest under IFRS, when assessed under U.S. GAAP on an undiscounted cash flow basis, after adjusting the carrying value of the property, plant and mine development for (i) incremental depreciation expense which would have been recorded had the asset not been impaired, (ii) the exclusion of resources from recoverable ounces, utilized in calculating depreciation expense, to align with Newmont’s accounting policy, and (iii) reversing mine development and stripping costs capitalized by Newcrest, as outlined in Note 4(c):

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Increase to depreciation and amortization	$22
Increase to income and mining tax benefit (expense)	$7

(c)	Mine development and stripping costs

Under U.S. GAAP, Newmont capitalizes mine development costs and stripping costs to access the main ore body after mineralization is classified as proven and probable reserves, and before the production phase of the mine. After the production phase of a mine is achieved, stripping costs are included as variable production costs of stockpiles and ore on leach pads.

Under IFRS, Newcrest capitalizes mine development costs, including stripping costs to remove overburden and waste to access the main ore body, and in addition, Newcrest continues to capitalize stripping costs after the production phase of a mine if certain conditions are met and when the strip ratio exceeds the estimated life of mine strip ratio of the open pit mine. The capitalized stripping costs are depreciated over the expected useful life of the identified component of the ore body that is made more accessible by the activity, on a units-of-production basis.

The following table reflects the reversal of mine development and stripping costs capitalized by Newcrest before mineralization is classified as proven and probable reserves and after the production phase of a mine is achieved, net of depreciation and amortization. Stripping costs incurred during the production phase of a mine are included as variable production costs, as further outlined in Note 4(g):

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Increase to cost applicable to sales	$131
Decrease to depreciation and amortization	$(148)
Decrease to income and mining tax benefit (expense)	$(5)

(d)	Depreciation and amortization

Under U.S. GAAP, Newmont’s accounting policy is to amortize certain mine development costs using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves. Under IFRS, Newcrest included estimated recoverable ounces contained in proven and probable reserves and, at certain operations, a portion of resources that are considered to be highly probable of being economically recovered.

The impact of excluding resources from recoverable ounces in units-of-production method based depreciation expense calculations is included in certain adjustments and is noted where applicable.

(e)	Exploration and evaluation costs

Under U.S. GAAP, Newmont incurs exploration and evaluation costs during exploration and development phases. Costs incurred during the exploration phase and before mineralization is classified as proven and probable reserves are expensed. Costs incurred during the development phase and after mineralization is classified as proven and probable reserves are capitalized.

Under IFRS, an entity is able to make an accounting policy election on whether to expense or capitalize exploration, evaluation and deferred feasibility costs. Newcrest capitalizes exploration, evaluation and deferred feasibility costs if either such costs are expected to be recouped, significant exploration activity is ongoing with a reasonable assessment of the existence of economically recoverable reserves, or when expenditures are incurred to enable a development decision.

The following table reflects the impact of expensing a portion of the exploration, evaluation and deferred feasibility costs capitalized by Newcrest under IFRS as those costs were incurred before declaration of proven and probable reserves as required for capitalization under U.S. GAAP:

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Increase to exploration	$7
Increase to income and mining tax benefit (expense)	$3

(f)	Equity method investments

Under U.S. GAAP, the equity method is applied if an investor has the ability to exercise significant influence over the operating and financial policies of an investee. A common stock investment in a corporate entity that provides an investor with ownership of 20 percent or more of the investee’s voting stock, but with less than a controlling financial interest, leads to a presumption that the investor has the ability to exercise significant influence over the investee. Conversely, an investment of less than 20 percent of the voting stock of an investee leads to a presumption that an investor does not have the ability to exercise significant influence unless such ability can be demonstrated. Newmont’s accounting policy considers both ownership percentage and other factors impacting the ability to exercise significant influence, such as present voting rights related to board representation and other advisory arrangements, when assessing whether an investor has significant influence. The evaluation of significant influence is generally consistent under both IFRS and U.S. GAAP, except U.S. GAAP considers only present voting rights while IFRS also takes into consideration potential voting rights that are currently exercisable.

Certain investments held by Newcrest are below the presumed 20 percent ownership, have the current rights to board representation that are unfulfilled, and have separate advisory arrangements. Therefore, the presumption of significant influence is not met under U.S. GAAP.

The following table reflects the impact of converting certain interests held by Newcrest from the equity method of accounting under IFRS to a marketable equity security under U.S. GAAP as the percentage ownership is less than 20 percent:

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Decrease to other income (loss), net	$(24)
Increase to equity income (loss) of affiliates	$31

(g)	Stockpiles and ore on leach pads

Under U.S. GAAP, costs that are incurred in or benefit the production process are accumulated as stockpiles and ore on leach pads. Stockpiles and ore on leach pads are carried at the lower of average cost or net realizable value. Net realizable value represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Costs are added to stockpiles and ore on leach pads based on current mining costs, including stripping costs incurred during the production phase of a mine (refer to Note 4(c)), and applicable depreciation and amortization relating to mining operations. Costs are removed from stockpiles and ore on leach pads based on the average cost per estimated recoverable ounce as material is processed.

Under IFRS, ore stockpiles are largely accounted for in the same manner with the exception of stripping costs during the production phase of a mine, which are capitalized when certain conditions are met. Under Newcrest’s accounting policy, costs were added to stockpiles based on current mining costs incurred including applicable overheads and depreciation and amortization on a unit of production basis for mining operations and removed on the basis of each stockpile’s average cost per tonne as material is processed. Production stripping costs were capitalized separately for each component of the mine, which is defined as a specific volume of the ore body that is made accessible by the stripping activity and amortized on a unit of production basis.

The following table reflects the impact of alignment of Newcrest’s accounting policies to Newmont’s accounting policies on inventory valuation methodology, and is comprised of: (i) the reversal of stripping costs capitalized by Newcrest, as outlined in Note 4(c), (ii) the reversal of previous impairment expense recognized by Newcrest, as outlined in Note 4(b), (iii) the allocation of mining costs per ounce on the basis of recoverable ounces as compared to on a per tonne basis, and (iv) alignment relating to the capitalization of costs for ore stockpiles:

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Decrease to costs applicable to sales	$(22)
Increase to depreciation and amortization	$18
Decrease to income and mining tax benefit (expense)	$(1)

(h)	Derivatives

Under U.S. GAAP, the definition of a derivative requires the existence of a notional amount, a payment provision or both. In circumstances in which a notional amount is not determinable (e.g., when the quantification of such an amount is highly subjective and relatively unreliable) and no payment provision exists, the contract would not be accounted for as a derivative. Under IFRS, the definition of a derivative does not require the existence of a notional amount or payment provision.

The following table reflects the impact of the reversal of fair value associated with the derivative instruments determined not to meet the definition of a derivative under U.S. GAAP:

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Increase to other income (loss), net	$3
Decrease to income and mining tax benefit (expense)	$(1)

(i)	Employee-related benefits

Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.

Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.

The following table reflects the accrual of employee severance for Newcrest and its consolidated subsidiaries as well as the impact of revaluation of the accrual for the periods presented:

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Increase to costs applicable to sales	$8
Increase to income and mining tax benefit (expense)	$2

(j)	Lease and other financing obligations

Under U.S. GAAP, a lessee identifies a lease at inception of the agreement and classifies it as either a finance lease or an operating lease based on the application of five specific criteria. Under IFRS, similar to U.S. GAAP, a lessee identifies a lease at inception of the agreement but does not distinguish between an operating lease and a finance lease. A single recognition and measurement model is applied to all leases under IFRS.

While the initial measurement and recognition of a lease is similar under U.S. GAAP and IFRS, the subsequent measurement differs. Under U.S. GAAP, a straight-line expense is recognized for an operating lease, as opposed to IFRS, which yields a higher expense in earlier years of the lease term.

The following table reflects the impact of reclassifying certain Newcrest leases as operating leases under U.S. GAAP:

(in millions)	For the period ended November 5, 2023
Condensed Statements of Operations
Increase to cost applicable to sales	$20
Decrease to depreciation and amortization	$(20)
Decrease to interest expense, net of capitalized interest	$—

1.	Transaction Accounting Adjustments

The following adjustments have been made to the unaudited pro forma statement of operations for the year ended December 31, 2023 to reflect certain preliminary purchase price accounting and other pro forma adjustments. The finalization of the preliminary purchase price allocation may result in additional adjustments that could have a material impact on the unaudited pro forma statement of operations of Newmont.

(a)	Inventories and Stockpiles and ore on leach pads

The decrease to Costs applicable to sales of $146 million and the decrease to Depreciation and amortization by $18 million for the year ended December 31, 2023 was a result of the decrease in fair value of the Inventories and Stockpiles and ore on leach pads as of the Acquisition Date.

(b)	Property, plant and mine development, net

The adjustment to increase Depreciation and amortization by $57 million for the year ended December 31, 2023 reflects the depreciation expense related to the increase in fair value on acquired Property, plant and mine development, net as of the Acquisition Date.

(c)	Investments

The adjustment to decrease Equity income (loss) of affiliates by $30 million for the year ended December 31, 2023 reflects the amortization of the basis difference arising from an increase in the fair value of certain equity method investments as of the Acquisition Date.

(d)	Debt

The adjustment to increase Interest expense, net of capitalized interest by $68 million for the year ended December 31, 2023 reflects (i) a $55 million increase relating higher assumed debt balance as of the Acquisition date, and (ii) a $13 million increase relating to the accretion of the debt discount arising from a decrease in the fair value of the assumed corporate bonds as of the Acquisition Date.

(e)	Income taxes

The estimated income and mining tax expense impact of the pro forma adjustments has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.

(f)	Earnings per share

The pro forma combined basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of Newmont common stock and the issuance of the 358 million shares of Newmont common stock in relation to the Transaction as if the Transaction had occurred on January 1, 2023. The pro forma basic and diluted weighted average shares outstanding are as follows:

(in millions, except per share)	For the year ended December 31, 2023
Pro forma net income (loss) from continuing operations attributable to Newmont stockholders	$(2,012)
Pro forma basic weighted average Newmont shares outstanding (1)	1,158
Pro forma basic earnings (loss) per share	$(2.00)
Pro forma diluted weighted average Newmont shares outstanding (2)	1,158
Pro forma diluted earnings (loss) per share (3)	$(2.00)

(1)	For the year ended December 31, 2023, basic shares outstanding of 1,158 million is comprised of 800 million shares of Newmont common stock and 358 million shares of Newmont common stock issued on the Acquisition Date to acquire the outstanding Newcrest ordinary shares, as if the Transaction had occurred on January 1, 2023. The 800 million shares of Newmont common stock are calculated based on the 799 million shares outstanding as at December 31, 2023 and the weighted average adjustment to the 1 million shares issued during the year ended December 31, 2023 in relation to stock-based awards.

(2)	For the year ended December 31, 2023, diluted shares outstanding of 1,158 million is comprised of 800 million shares of Newmont common stock and 358 million shares of Newmont common stock issued on the Acquisition Date to acquire the outstanding Newcrest ordinary shares, as if the Transaction had occurred on January 1, 2023. The 800 million shares of Newmont common stock are calculated based on the 799 million shares outstanding as at December 31, 2023 and the weighted average adjustment to the 1 million shares issued during the year ended December 31, 2023 in relation to stock-based awards.

(3)	Potentially dilutive shares were excluded in the computation of diluted loss per share for the year ended December 31, 2023 as they were antidilutive.